    UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

AE BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

 (408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	Dismissal of Registrant’s Certifying Accountant

Effective June 23, 2011, BDO USA, LLP (“BDO”) was dismissed as the Registrant’s certifying independent accountant engaged to audit the Registrant’s financial statements.

Except as noted in the paragraph immediately below, the reports of BDO on the Company's financial statements for the fiscal years ending December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of BDO on the Company's financial statements for the fiscal year ending December 31, 2009 and 2008 contained an explanatory paragraph which noted that there was substantial doubt as to the Company's ability to continue as a going concern.

Prior to their dismissal, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused them to make reference to this subject matter of the disagreements in connection with their report, nor were there any "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant requested BDO to provide a copy of the letter addressed to the SEC stating whether it agrees with the statements made above by the Registrant regarding BDO. A copy of the letter by BDO is attached as Exhibit 16.1 to this Form 8-K.

The dismissal of BDO as the Registrant’s certifying independent accountant was approved by the Audit Committee of our board of directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The following exhibits are or will be filed herewith:

Exhibit Number	Description

16.1	Letter from Former Accountant

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AE Biofuels, Inc.

June 29, 2011	By:	s/ Todd Waltz
Todd Waltz
Chief Financial Officer

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